Exhibit 99.1

News Release
Media Contact: Jared Maxwell Investor Contact: Scott Gleason
(801) 505-5027 (801) 584-1143
jmaxwell@myriad.com sgleason@myriad.com

Myriad Genetics Delivers 56% Sequential Increase in Quarterly Revenue;
Test Volumes Reach 90% of Pre-COVID-19 Level at End of Quarter

Highlights:
•Revenue of $145.2 million up 56% sequentially in quarter ended Sept. 30, 2020
•GAAP operating income increased $28.7 million sequentially; non-GAAP operating income increased $30.2 million sequentially
•GAAP EPS of ($0.20) and adjusted EPS of ($0.15) improved sequentially
•$40 million in annualized cost savings identified to fuel transformation and growth
•Myriad pursuing strategic alternatives for Myriad RBM and Dermatology business units

Paul J. Diaz, President and Chief Executive Officer:
"As we executed strategic initiatives to accelerate growth during the recent stages of the COVID-19 pandemic, we saw a significant recovery in test volumes and related business in the fiscal quarter. At the same time, we planned and launched the first phases of our strategic transformation plan, taking initial steps to simplify our business, reset our cost base, improve our end-to-end customer experience, and develop new commercial capabilities.

We are renewing our commitment to our purpose-driven, 29-year mission of improving lives by aligning our efforts around the need to increase access to healthcare and reduce disparities in health outcomes among underserved populations. Leveraging our record of quality and innovation, we are intensifying our focus on empowering patients with the information they need to take control of their own health and wellness, and providing healthcare professionals with data-driven insights to better diagnose, treat and prevent disease. I am encouraged by early signs of improvement in our business performance, and the dedication of our team, as we extend our reach and launch our transformation plan to drive sustainable long-term growth and profitability. I believe Myriad Genetics is positioned for commercial success with a strong market opportunity, respected portfolio, and a more disciplined focus on operational excellence.”

SALT LAKE CITY, Nov. 9, 2020 – Myriad Genetics, Inc. (NASDAQ: MYGN), a global leader in molecular diagnostics and precision medicine, today announced financial results for its quarter ended Sept. 30, 2020, and provided an update on recent business performance.

Financial Highlights:
Myriad Genetics delivered total revenue in the quarter of $145.2 million, which declined 22% year-over-year but increased 56% sequentially as the company continued to recover from the impact of the COVID-19 pandemic.

◦Total test volumes of 209,000 declined 12% year-over-year but increased 40% sequentially. Test volumes improved to 90% of pre-pandemic levels by the end of September compared to 75% of pre-pandemic levels at the end of June.
◦GAAP gross margin was 69.6% and non-GAAP gross margin was 69.8%, improving 890 basis points sequentially due to higher test volumes which led to improved fixed cost absorption and cost management.
◦Total operating expenses declined $16.1 million year-over-year to $113.4 million in the September 2020 quarter.
◦GAAP operating income increased $28.7 million sequentially; non-GAAP operating income increased $30.2 million sequentially.
◦Identified more than $40 million in annualized cost savings which will be implemented over the next nine months. These cost savings will be partially offset by up to $20 million in strategic marketing and technology investments focused on areas such as improving the end-to-end customer experience, new sales tools, expanding consumer access to on-line genetic insights, and targeted direct-to-consumer marketing.
◦GAAP earnings per share (EPS) were ($0.20) and adjusted EPS were ($0.15). Adjusted net loss per share declined 48% sequentially.
◦GAAP free cash flow in the quarter was ($59.3) million, negatively impacted by normal timing of annual incentive payments as well as a large tax payment. The company ended the quarter with $190.6 million in cash and equivalents, and $123.3 million available under its existing credit facility.
◦Changed methodology for calculating adjusted EPS to tax affect the add back for amortization of intangible assets associated with acquisitions. In the September quarter, this negatively impacted adjusted earnings per share by ($0.05). Non-GAAP EPS amounts have been updated to reflect this change in prior periods.
◦Recognized $1.4 million in payer recoupments in the September quarter and established a $2.2 million reserve for future refunds of payments made previously by insurance carriers.

Business Performance and Highlights

Women’s Health
The Myriad Women’s Health business -- which serves women who are assessing their risk of hereditary cancer, and women who are pregnant or planning a family -- recorded revenue of $55.7 million in the quarter and declined 34% year-over-year. Elective testing for hereditary cancer has been disproportionately impacted by the global pandemic due to delayed elective office visits. The prenatal business has significantly recovered with test volumes increasing 7% relative to the September quarter last year.
•myRisk® Hereditary Cancer
◦myRisk® Hereditary Cancer test volumes for the Women’s Health business declined 29% year-over-year but increased 100% relative to the June 2020 quarter.
•Foresight
◦Evidence Street, the technology assessment organization for the Blue Cross Blue Shield Association issued a favorable medical policy decision on expanded carrier screening that may lead to improved coverage for ethnic minorities. If members of the Blues network adopt this policy and provide coverage for expanded carrier screening, a higher percentage of claims for this payer group will be paid.
•Prequel
◦The American College of Obstetricians and Gynecologist recently issued new guidelines recommending prenatal testing for average risk patients. The new guidelines support expanded access to these services for more women as well as test coverage by insurance providers. To date, these guidelines have led to new medical policy guidelines from payers now covering average risk testing and expanding reimbursement opportunities for 40 million covered lives.
◦Launched new AMPLIFY™ technology further increasing the accuracy of the Prequel noninvasive prenatal screening (NIPS) test which detects fetal aneuploidies such as Down syndrome. This proprietary Myriad technology allows more women to receive highly accurate test results and avoid invasive procedures regardless of body mass index (BMI), race, or ethnicity. Following the AMPLIFY launch, Prequel test volumes increased to record volume levels by the end of September.

Oncology
The Myriad Oncology business unit provides hereditary cancer testing for patients who have cancer, and products such as the EndoPredict® breast cancer prognostic test, the Prolaris prostate cancer test, and companion diagnostic tests that work with corresponding drugs. The Oncology business delivered total revenue of $58.4 million, up 8% relative to revenue of $54.2 million in the September quarter of last year. The business also realized strong growth from companion diagnostics including meaningful revenue in the quarter from its proprietary myChoice CDx test.
•myRisk® Hereditary Cancer

◦myRisk® Hereditary Cancer test volumes for the Oncology business declined 18% year-over-year but increased 55% relative to the June 2020 quarter.
•Prolaris®
◦Received a final local coverage determination (LCD) for Myriad’s Prolaris test which provides an assessment of prostate cancer aggressiveness. The determination made by Palmetto GBA and CGS Administrators, LLC, two of the administrative contractors for the Centers for Medicare & Medicaid Services, expands benefit entitlements for patients with unfavorable intermediate and high-risk prostate cancer. The final LCD becomes effective Dec. 6, 2020 and will provide payment on a meaningful proportion of tests that currently do not qualify for reimbursement.
•BRACAnalysis CDx
◦Saw significant increases in BRACAnalysis CDx test volume in Japan with total revenue from the country increasing 200% year-over-year to $7.5 million.
◦Received Japanese regulatory approval for BRACAnalysis CDx as a companion diagnostic for the PARP inhibitor olaparib for use in pancreatic and prostate cancer.
•EndoPredict
◦The German Federal Joint Committee (G-BA) recently completed the method evaluation assessment for EndoPredict®, extending availability of this second-generation biomarker test to all patients with statutory health insurance in Germany. The Committee supports the use of biomarkers, now including EndoPredict, to identify those patients who will likely benefit from chemotherapy treatment. Receipt of payment on EndoPredict claims in Germany is anticipated to begin in 2021.

Mental Health
Myriad’s Mental Health business -- which consists of the GeneSight Psychotropic test that helps physicians understand how genetic alterations impact response to antidepressant and other psychotropic medications -- saw revenue of $11.9 million in the quarter compared to $22.7 million in the same period last year. Mental Health revenue has been significantly impacted by the COVID-19 pandemic as care providers have moved from live to virtual office visits.
•GeneSight
◦Received a final LCD for pharmacogenomic (PGx) testing by Palmetto GBA and CGS Administrators, LLC that expands coverage to tests ordered by all healthcare providers licensed and qualified to diagnose associated conditions and prescribe relevant medications (either independently or in an arrangement).
◦Broadened access to the GeneSight test among front-line providers of mental health treatment, including primary care physicians and nurse practitioners who treat the majority of depression and anxiety patients, through the expansion of sales and digital marketing capabilities.

Autoimmune

Myriad’s Autoimmune business -- which consists of the Vectra test for measuring disease activity in rheumatoid arthritis -- generated revenue of $9.1 million in the quarter compared to $11.0 million in the same period last year.
•Vectra®
◦Launched a new enhancement to the Vectra test report providing an individualized estimate of a patient’s one-year risk of rapid radiographic progression (RP). The RP result in every report is personalized based on the patient’s age, gender and body mass. The new data will help physicians more accurately assess risk for disease progression.
Other
Other revenue – comprised of Myriad RBM contract research services for the pharmaceutical industry and the myPath Melanoma diagnostic test in dermatology -- was $10.1 million in the September quarter versus $14.5 million in the same period in the prior year. The decline in revenue is attributable to the previously announced sale of Myriad’s German clinic which occurred at the beginning of calendar year 2020.
◦Announced the decision to pursue strategic alternatives for the Myriad RBM and Dermatology business units as part of the company’s transformation and growth plan.

Corporate Governance Changes
With the filing of its proxy statement in October, Myriad announced multiple corporate governance changes to better serve key stakeholders including a refreshment process for its Board of Directors, management objectives and compensation updates based on financial performance, and the move from a June 30 fiscal year to a calendar year end.

Financial Guidance
Given the continued unpredictability surrounding the COVID-19 pandemic and the impact it has had on the healthcare environment, customer behavior and the ability to market tests to physicians, the company will not provide financial guidance for the six-month transition period ending Dec. 31, 2020.

Conference Call and Webcast
A conference call will be held today, Monday, Nov. 9, 2020, at 5 p.m. EST to discuss Myriad’s financial results for the September quarter and business developments. The dial-in number for domestic callers is 1-800-760-5095. International callers may dial 1-212-231-2937. All callers will be asked to reference reservation number 21970797. An archived replay of the call will be available for seven days by dialing 1-800-633-8284 and entering the reservation number above. The conference call along with a slide presentation will be available through a live webcast at www.myriad.com.

About Myriad Genetics
Myriad Genetics, Inc. is a leading precision medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. For more information, visit the company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice CDx, Vectra, Prequel, Foresight, GeneSight, riskScore and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

Revenue by Product:

	Three months ended September 30,
	2020						2019
(In millions)	WH	ONC	MH	AI	Other	Total	WH	ONC	MH	AI	Other	Total	% Change
Molecular diagnostic revenues:
Hereditary Cancer Testing	$39.2	$41.4	$—	$—	$—	$80.6	$60.4	$44.1	$—	$—	$—	$104.5	(23)%
Prenatal	16.5	—	—	—	—	16.5	23.5	—	—	—	—	23.5	(30)%
GeneSight	—	—	11.9	—	—	11.9	—	—	22.7	—	—	22.7	(48)%
Vectra	—	—	—	9.1	—	9.1	—	—	—	11.0	—	11.0	(17)%
myChoice CDx	—	7.8	—	—	—	7.8	—	1.3	—	—	—	1.3	500%
Prolaris	—	6.4	—	—	—	6.4	—	6.5	—	—	—	6.5	(2)%
EndoPredict	—	2.8	—	—	—	2.8	—	2.3	—	—	—	2.3	22%
Other	—	—	—	—	0.6	0.6	—	—	—	—	0.2	0.2	200%
Total molecular diagnostic revenue	55.7	58.4	11.9	9.1	0.6	135.7	83.9	54.2	22.7	11.0	0.2	172.0	(21)%
Pharmaceutical and clinical service revenue	—	—	—	—	9.5	9.5	—	—	—	—	14.3	14.3	(34)%
Total revenue	$55.7	$58.4	$11.9	$9.1	$10.1	$145.2	$83.9	$54.2	$22.7	$11.0	$14.5	$186.3	(22)%

WH = Women’s Health
ONC = Oncology
MH = Mental Health
AI = Autoimmune

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three months ended September 30,
	2020	2019
Molecular diagnostic testing	$135.7	$172.0
Pharmaceutical and clinical services	9.5	14.3
Total revenue	145.2	186.3
Costs and expenses:
Cost of molecular diagnostic testing	39.9	41.2
Cost of pharmaceutical and clinical services	4.3	8.5
Research and development expense	17.6	21.3
Change in the fair value of contingent consideration	(1.1)	0.7
Selling, general, and administrative expense	124.1	135.5
Total costs and expenses	184.8	207.2
Operating loss	(39.6)	(20.9)
Other income (expense):
Interest income	0.4	0.9
Interest expense	(2.9)	(2.9)
Other	(1.6)	0.6
Total other expense, net	(4.1)	(1.4)
Loss before income tax	(43.7)	(22.3)
Income tax benefit	(28.5)	(1.7)
Net loss	$(15.2)	$(20.6)
Net loss attributable to non-controlling interest	—	—
Net loss attributable to Myriad Genetics, Inc. stockholders	$(15.2)	$(20.6)
Net loss per share:
Basic and diluted	$(0.20)	$(0.28)
Weighted average shares outstanding:
Basic and diluted	74.7	73.7

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions)

	September 30,	June 30,
ASSETS	2020	2020
Current assets:
Cash and cash equivalents	$118.3	$163.7
Marketable investment securities	42.1	54.1
Prepaid expenses	12.5	13.8
Inventory	26.6	29.1
Trade accounts receivable	85.1	68.1
Prepaid taxes	107.9	—
Other receivables	2.0	2.9
Total current assets	394.5	331.7
Property, plant and equipment, net	36.7	37.0
Operating lease right-of-use assets	62.7	66.0
Long-term marketable investment securities	30.2	37.0
Intangibles, net	590.9	605.3
Goodwill	328.3	327.6
Other assets	1.2	—
Total assets	$1,444.5	$1,404.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19.1	$21.7
Accrued liabilities	65.4	75.9
Current maturities of operating lease liabilities	13.6	13.5
Short-term contingent consideration	3.3	3.1
Deferred revenue	32.3	32.8
Total current liabilities	133.7	147.0
Unrecognized tax benefits	37.4	23.5
Long-term deferred taxes	75.3	26.6
Long-term debt	224.6	224.4
Non-current operating lease liabilities	53.5	56.9
Other long-term liabilities	10.7	8.0
Total liabilities	535.2	486.4
Commitments and contingencies
Stockholders’ equity:
Common stock, 75.2 and 74.7 shares outstanding at September 30, 2020 and June 30, 2020 respectively	0.8	0.7
Additional paid-in capital	1,101.2	1,096.6
Accumulated other comprehensive loss	(3.6)	(5.2)
Accumulated deficit	(189.1)	(173.9)
Total Myriad Genetics, Inc. stockholders’ equity	909.3	918.2
Non-controlling interest	—	—
Total stockholders' equity	909.3	918.2
Total liabilities and stockholders’ equity	$1,444.5	$1,404.6

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three months ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Myriad Genetics, Inc. stockholders	$(15.2)	(20.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17.7	18.2
Non-cash interest expense	0.2	0.1
Non-cash lease expense	3.3	3.2
Loss (gain) on disposition of assets	0.1	(0.1)
Share-based compensation expense	8.4	8.8
Deferred income taxes	48.4	(5.1)
Unrecognized tax benefits	13.9	0.4
Change in fair value of contingent consideration	(1.1)	0.7
Changes in assets and liabilities:
Prepaid expenses	1.2	2.6
Trade accounts receivable	(17.0)	16.7
Other receivables	0.9	(0.1)
Inventory	2.6	3.1
Prepaid taxes	(107.9)	2.1
Other assets	(1.2)	—
Accounts payable	(3.2)	(9.3)
Accrued liabilities	(9.8)	(4.9)
Deferred revenue	(0.6)	—
Net cash (used in) provided by operating activities	(59.3)	15.8
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1.5)	(1.4)
Purchases of marketable investment securities	—	(23.1)
Proceeds from maturities and sales of marketable investment securities	18.6	17.4
Net cash provided by (used in) investing activities	17.1	(7.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for tax withholding for common stock issued under share-based compensation plans	(3.8)	(0.4)
Payment of contingent consideration recognized at acquisition	(0.1)	(3.3)
Repayment of revolving credit facility	—	(8.6)
Net cash used in financing activities	(3.9)	(12.3)
Effect of foreign exchange rates on cash and cash equivalents	0.7	0.3
Net decrease in cash and cash equivalents	(45.4)	(3.3)
Cash and cash equivalents at beginning of the period	163.7	93.2
Cash and cash equivalents at end of the period	$118.3	$89.9

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to sustainable growth and profitability; the more than $40 million in annualized cost savings to be implemented over the next nine months; the up to $20 million in strategic marketing and technology investments; the Evidence Street medical policy decision on expanded carrier screening leading to improved coverage for ethnic minorities and/or a higher percentage of claims for this payer group will be paid; new American College of Gynecology guidelines potentially expanding access to these services for 40 million covered lives; the final Prolaris LCD providing payment on a meaningful proportion of tests that currently do not qualify for reimbursement; the receipt of payment on EndoPredict claims in Germany beginning in 2021; the Company pursuing strategic alternatives for the Myriad RBM and Dermatology business units; continuing to invest in new capabilities such as telemedicine and direct-to-patient sample collection initiatives; and the Company’s strategic imperatives under the caption “About Myriad Genetics.” These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of the Company’s existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to the Company’s ability to successfully transition from its existing product portfolio to its new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for the Company’s tests or the Company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the Company may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that the Company may not successfully develop new markets for its molecular diagnostic tests and pharmaceutical and clinical services, including the Company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the Company’s molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the Company’s laboratory testing facilities; risks related to public concern over the Company’s genetic testing in general or the Company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the Company’s ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to the Company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses or acquires; risks related to the Company’s projections about the potential market opportunity for the Company’s products; the risk that the Company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the Company’s tests; the risk of patent-infringement claims or challenges to the validity of the Company’s patents; risks related to changes in intellectual property laws covering the Company’s molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decisions Mayo Collab. Servs. v. Prometheus Labs., Inc., 566 U.S. 66 (2012), Ass’n for Molecular Pathology v. Myriad Genetics, Inc., 569 U.S. 576 (2013), and Alice Corp. v. CLS Bank Int’l, 573

U.S. 208 (2014); risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the Company may be unable to comply with financial operating covenants under the Company’s credit or lending agreements; the risk that the Company will be unable to pay, when due, amounts due under the Company’s credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three Months Ended September 30, 2020
(Unaudited data in millions, except per share amount)

	Three Months Ended
	September 30, 2020	September 30, 2019
Revenue	$145.2	$186.3
GAAP Cost of molecular diagnostic testing	$39.9	$41.2
GAAP Cost of pharmaceutical and clinical services	4.3	8.5
Equity compensation	(0.3)	(0.3)
Elevate initiatives	—	(0.2)
Non-GAAP COGS	$43.9	$49.2
Non-GAAP Gross Margin	69.8%	73.6%
GAAP Research and Development	$17.6	$21.3
Equity compensation	(1.3)	(1.5)
Elevate initiatives	(0.1)	(0.7)
Other adjustments	(0.1)	—
Non-GAAP Research and Development	$16.1	$19.1
GAAP Contingent Consideration	$(1.1)	$0.7
Other adjustments	1.1	(0.7)
Non-GAAP Contingent Consideration	$—	$—
GAAP Selling, General and Administrative	$124.1	$135.5
Acquisition - amortization of intangible assets	(15.2)	(15.2)
Equity compensation	(6.8)	(7.0)
Elevate initiatives	(1.8)	(2.3)
Other adjustments	(3.0)	(0.6)
Non-GAAP Selling, General and Administrative	$97.3	$110.4
GAAP Operating Loss	$(39.6)	$(20.9)
Acquisition - amortization of intangible assets	15.2	15.2
Equity compensation	8.4	8.8
Elevate initiatives	1.9	3.2
Other adjustments	2.0	1.3
Non-GAAP Operating Income (Loss)	$(12.1)	$7.6
Non-GAAP Operating Margin	(8.3)%	4.1%
GAAP Net Loss Attributable to Myriad Genetics, Inc. Stockholders	$(15.2)	$(20.6)
Acquisition - amortization of intangible assets	15.2	15.2
Equity compensation	8.4	8.8
Elevate initiatives	1.9	3.2
Other adjustments	3.5	1.3
Deferred tax impact of non-GAAP adjustments	(18.0)	1.4
Tax effect associated with non-GAAP adjustments	(7.1)	(7.8)
Non-GAAP Net Income (Loss)	$(11.3)	$1.5

GAAP Diluted Loss per Share	$(0.20)	$(0.28)
Non-GAAP Diluted Earnings (Loss) per Share	$(0.15)	$0.02

Diluted shares outstanding	74.7	73.7

Free Cash Flow Reconciliation
 (Unaudited data in millions)

	Three Months Ended
	September 30, 2020	September 30, 2019
GAAP cash flow from operations	$(59.3)	$15.8
Capital expenditures	(1.5)	(1.4)
Free cash flow	$(60.8)	$14.4
Elevate initiative costs	1.9	3.2
Other adjustments	2.2	0.6
Tax effect associated with non-GAAP adjustments	(1.0)	(1.1)
Non-GAAP Free cash flow	$(57.7)	$17.1

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights
•Acquisition – integration related costs: Costs related to closing and integration of acquired companies
•Equity compensation – non-cash equity-based compensation provided to Myriad employees
•Elevate initiatives – transitory costs related to Myriad’s Elevate 2020 program and transformation initiatives
•Other – Other one-time non-recurring expenses including expenses related to leadership transition, COVID-19 costs, non-recurring legal expenses, and potential future consideration related to acquisitions.
•Deferred Tax impact of non-GAAP adjustments - Changes in effective tax rate based upon ASU 2016-09 and the deferred tax impact of non-deductible acquisition costs